UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                            [X]
Filed by party other than the Registrant           [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          ----------------------------

                           SELECT COMFORT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           SELECT COMFORT CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

                          ----------------------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          ------------------------------------

          (2) Aggregate number of securities to which transaction applies:

          ------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------

          (4) Proposed maximum aggregate value of transaction:

          ------------------------------------

          (5) Total fee paid:

          ------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1   Amount Previously Paid:

     -----------------------------

     2   Form, Schedule or Registration Statement No.:

     -----------------------------

     3   Filing Party:

     -----------------------------

     4   Date Filed:

     -----------------------------

                                     [LOGO]

                             6105 TRENTON LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55442

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2002

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

      The Annual Meeting of Shareholders of Select Comfort Corporation, a Minnesota corporation ("Select Comfort" or the "Company"), will be held on Wednesday, May 15, 2002, at 3:00 p.m., local time, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, for the following purposes:

1.    To elect two persons to serve as directors for three-year terms; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on April 2, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE TO ACCOMMODATE OUR MEETING SCHEDULED FOR MAY 15, 2002.

                                         By Order of the Board of Directors,

                                         /s/Mark A. Kimball

                                         Mark A. Kimball
                                         SENIOR VICE PRESIDENT,
                                         GENERAL COUNSEL & SECRETARY


April 15, 2002
Minneapolis, Minnesota

                                TABLE OF CONTENTS

                                -----------------
                                                                           Page
                                                                           ----
INTRODUCTION..................................................................2
Shareholders Entitled to Vote.................................................2
Revocation of Proxies.........................................................2
Quorum Requirements...........................................................3
Vote Required.................................................................3
Proxy Solicitation Costs......................................................3
Electronic Delivery of Shareholder Communications.............................3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT....................................................................4
Security Ownership of Certain Beneficial Owners...............................4
Security Ownership of Management..............................................6

ELECTION OF DIRECTORS.........................................................8
Nomination................................................................. ..8
Vote Required............................................................... .8
Board Recommendation..........................................................8
Information About Nominees and Other Directors................................9
Other Information About Nominees and Other Directors.........................10
Information About the Board and its Committees...............................11
Director Compensation........................................................12
Compensation Committee Interlocks and Insider Participation..................12

EXECUTIVE COMPENSATION AND OTHER BENEFITS....................................13
Summary of Cash and Certain Other Compensation...............................13
Option Grants and Exercises..................................................14
Employment Agreements........................................................16
Change in Control Arrangements...............................................17

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..................... 19
Compensation Philosophy and Objectives...................................... 19
Executive Compensation Program Components................................... 20
Chief Executive Officer Compensation........................................ 21
Section 162(m).............................................................. 22

AUDIT COMMITTEE REPORT...................................................... 23

COMPARATIVE STOCK PERFORMANCE............................................... 24

CERTAIN TRANSACTIONS........................................................ 25
Director Relationships...................................................... 25
Registration Rights Agreement............................................... 25
Employment Agreements....................................................... 25
Private Placement........................................................... 25
GE Financing and Restructuring of GE Warrants............................... 28

OTHER MATTERS............................................................... 29
Independent Auditors........................................................ 29
Audit and Other Fees........................................................ 29
Section 16(a) Beneficial Ownership Reporting Compliance..................... 29
Shareholder Proposals for 2003 Annual Meeting............................... 30
Other Business.............................................................. 30
Copies of 2001 Annual Report................................................ 31
Householding Information.....................................................31

                                     [LOGO]

                             6105 TRENTON LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55442

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 2002
                              ---------------------

                                  INTRODUCTION

                              ---------------------

This proxy statement is being mailed to our shareholders beginning on or about April 16, 2002 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 15, 2002, at 3:00 p.m., local time, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, for the purposes set forth in the Notice of Meeting.

Your vote is important. A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States.

Proxies will be voted as specified by you. Signed proxies that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the two nominees for directors listed in this proxy statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on April 2, 2002 will be entitled to vote at the meeting. As of that date, there were 18,451,096 outstanding shares of common stock. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders are not entitled to cumulate voting rights.

REVOCATION OF PROXIES

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:
o    giving written notice of such revocation to the Secretary of the Company,

o filing a duly executed proxy bearing a later date with the Secretary of the Company, or

o appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy.

QUORUM REQUIREMENTS

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (9,225,549 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

VOTE REQUIRED

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each of the nominees for director requires the affirmative vote of the holders of a majority of the shares present and entitled to vote in person or by proxy at the meeting.

Shares represented by a proxy card that includes any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as "withholding authority" to vote for any nominee for director will be treated as shares present and entitled to vote that were voted against the nominee. Signed proxies that lack any specification will be voted in favor of the election as directors of each of the two nominees for director listed in this proxy statement.

PROXY SOLICITATION COSTS

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

ELECTRONIC DELIVERY OF SELECT COMFORT SHAREHOLDER COMMUNICATIONS

Select Comfort is pleased to offer its shareholders the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the Annual Report and the Proxy Statement, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. To sign up for electronic delivery, visit www.icsdelivery.com and enter information for all of your Select Comfort shareholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Select Comfort Investor Relations at (763) 551-7498.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                             -----------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of February 28, 2002, with respect to each person who was known by us to be the beneficial owner of more than 5% of Select Comfort common stock.

                                                      SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED (1)
                                                  -----------------------------
NAME                                                 AMOUNT    PERCENT OF CLASS
--------------------------------------------      -----------  ----------------

St. Paul Venture Capital, Inc. (2)                12,824,887         50.9%

Consumer Venture Partners II, L. P. (3)            1,962,801         10.6%

BayStar Capital, L.P. (4)                          2,100,000         10.2%

Printware, Inc. (5)                                2,100,000         10.2%

Liberty Diversified (6)                            1,400,000          7.1%

Standard Fusee Corporation (7)                     1,400,000          7.1%
------------------------

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock indicated as beneficially owned. Shares of common stock subject to options, warrants or other rights to purchase shares that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options, warrants or other rights but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes 4,806,022 shares held by St. Paul Fire and Marine Insurance Company, 321,017 shares held by St. Paul Venture Capital IV, LLC, 955,900 shares held by St. Paul Venture Capital V, LLC and 275 shares held by St. Paul Venture Capital Affiliates Fund I, LLC. Includes (i) 97,753 shares issuable upon exercise of outstanding warrants held by St. Paul Fire and Marine Insurance Co., (ii) 18,009 shares issuable upon exercise of outstanding warrants and options held by St. Paul Venture Capital IV, LLC.,
     (iii) 156,139 shares issuable upon exercise of outstanding options held by St. Paul Venture Capital V, LLC., (iv) 727,272 shares issuable upon conversion of a convertible debenture held by St. Paul Venture Capital V, LLC., (v) 1,642,500 shares issuable upon exercise of outstanding warrants and options held by St. Paul Venture Capital VI, LLC., and (vi) 4,100,000 shares issuable upon conversion of a convertible note held by St. Paul Venture Capital VI, LLC. The St. Paul Companies, Inc. owns all of the issued and outstanding shares of capital stock of St. Paul Fire and Marine Insurance Co. St. Paul Fire and Marine Insurance Co. owns 99% of the membership interests in St. Paul Venture Capital IV, LLC, St. Paul Venture Capital V, LLC and St. Paul Venture Capital VI, LLC. Patrick A. Hopf, Chairman of the Board of Directors of the Company, is a Managing Member of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC, and a Managing Director of SPVC Management VI, LLC, the Managing Member of St. Paul Venture Capital VI, LLC. Does not include shares held of record by Mr. Hopf or his family members. See "--Security Ownership of Management." The address of St. Paul Venture Capital, Inc. is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344.

3) Includes 1,962,801 shares held by Consumer Venture Partners II, L.P. Christopher P. Kirchen, a director of the Company, is the general partner of Consumer Venture Associates II, L.P., which is the general partner of Consumer Venture Partners II, L.P. Does not include any shares held of record by Mr. Kirchen. See "--Security Ownership of Management." The
     address of Consumer Venture Partners II, L.P. is One Stamford Plaza, 263 Tresser Blvd., 16th Floor, Stamford, Connecticut 06901.

(4) Includes 1,500,000 shares issuable upon conversion of a convertible note and 600,000 shares issuable upon exercise of outstanding warrants. The address of BayStar Capital, L.P. is 1500 West Market Street, Suite 200, Mequon, WI 53092.

(5) Includes 1,500,000 shares issuable upon conversion of a convertible note and 600,000 shares issuable upon exercise of outstanding warrants. The address of Printware, Inc. is 1270 Egan Industrial Road, St. Paul, MN 55121.

(6) Includes 1,000,000 shares issuable upon conversion of a convertible note and 400,000 shares issuable upon exercise of outstanding warrants. The address of Liberty Diversified is 5600 North Highway 169, Minneapolis, MN 55428.

(7) Includes 1,000,000 shares issuable upon conversion of a convertible note and 400,000 shares issuable upon exercise of outstanding warrants. The address of Standard Fusee Corporation is 28320 St. Michaels Road, Easton, MD 21601.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of Select Comfort common stock as of February 28, 2002 by each director and nominee for director, by each executive officer named in the Summary Compensation Table under the heading "Executive Compensation and Other Benefits" and by all directors and executive officers of Select Comfort as a group.

                                                  SHARES OF COMMON STOCK
                                                    BENEFICIALLY OWNED (1)
                                                -------------------------------
NAME                                              AMOUNT   PERCENT OF CLASS
------------------------------------------      -------------------------------

William R. McLaughlin (2)                         1,762,723        8.7%

Mark A. Kimball (3)                                 194,805        1.0%

Gregory T. Kliner (4)                               166,695         *

James C. Raabe (5)                                  115,878         *

Noel F. Schenker (6)                                 84,148         *

Patrick A. Hopf (7)                              12,926,903       51.3%

Thomas J. Albani (8)                                121,484         *

Christopher P. Kirchen (9)                        2,143,393       11.6%

David T. Kollat (10)                                 81,484         *

Ervin R. Shames (11)                                328,889        1.8%

Jean-Michel Valette (12)                            109,989         *

All directors and executive officers
as a group (14 persons) (13)                     18,223,758       64.9%
------------------------
* Less than 1% of the outstanding shares.

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock indicated as beneficially owned. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes (i) 330,555 shares issuable upon exercise of outstanding options and (ii) an aggregate of (A) 400,000 shares issuable upon exercise of outstanding warrants and (B) 1,000,000 shares issuable upon conversion of a convertible note, all of which are beneficially owned by Standard Fusee Corporation, for which Mr. McLaughlin serves as a director and as to which Mr. McLaughlin has an indirect ownership interest.

(3)  Includes 167,251 shares issuable upon exercise of outstanding options.

(4)  Includes 162,951 shares issuable upon exercise of outstanding options.

(5)  Includes 95,764 shares issuable upon exercise of outstanding options.

(6)  Includes 70,973 shares issuable upon exercise of outstanding options.

(7) Includes (i) 1,216 shares held by Mr. Hopf's wife and children and (ii) an aggregate of (A) 6,083,214 outstanding shares, (B) 1,914,401 shares issuable upon exercise of outstanding options and warrants, (C) 727,272 shares issuable upon conversion of a convertible debenture, and (D) 4,100,000 shares issuable upon conversion of a convertible note, all of which are beneficially owned by St. Paul Fire and Marine Insurance Company. See "--Security Ownership of Certain Beneficial Owners." Mr. Hopf's address is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344.

(8) Includes 33,889 shares issuable upon exercise of outstanding options and warrants and 50,000 shares issuable upon conversion of a convertible note.

(9) Includes 13,889 shares issuable upon exercise of outstanding options. Also includes 1,962,801 shares beneficially owned by Consumer Venture Partners II, L.P., as to which Mr. Kirchen shares voting and dispositive power. Mr. Kirchen has the same business address as Consumer Venture Partners II, L.
     P. See "--Security Ownership of Certain Beneficial Owners."

(10) Includes 51,389 shares issuable upon exercise of outstanding options.

(11) Includes 178,889 shares issuable upon exercise of outstanding options and warrants held by Mr. Shames and 100,000 shares issuable upon exercise of outstanding options held by Louise G. Shames, Trustee of the Ervin R. Shames Estate Reduction Family Trust U/A dated October 30, 1997.

(12) Includes 33,889 shares issuable upon exercise of outstanding options and warrants and 50,000 shares issuable upon conversion of a convertible note.

(13) Includes an aggregate of (i) 3,674,286 shares issuable upon exercise of outstanding options and warrants, (ii) 727,272 shares issuable upon conversion of a convertible debenture, and (iii) 5,250,000 shares issuable upon conversion of convertible notes held by officers, directors and their affiliates. Also includes all shares beneficially owned by Standard Fusee Corporation, St. Paul Fire and Marine Insurance Company, Inc. and Consumer Venture Partners II, L. P. See "--Security Ownership of Certain Beneficial Owners."

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

                              ---------------------

NOMINATION

Article XIV of our Articles of Incorporation provides that the number of directors must be at least one but not more than twelve and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board of Directors, and currently consists of seven members. The term of each class is three years and the term of one class expires each year in rotation.

The Board has nominated the following individuals to serve as directors of the Company for terms of three years, expiring at the 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified:

o     Christopher P. Kirchen
o     Jean-Michel Valette

Each of the nominees is currently a member of the Board.

VOTE REQUIRED

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each nominee requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

BOARD RECOMMENDATION

The Board recommends a vote FOR the election of Messrs. Kirchen and Valette. In the absence of other instructions, the proxies will be voted FOR the election of each of Messrs. Kirchen and Valette.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT DIRECTORS

     The following table sets forth certain information, as February 28, 2002, that has been furnished to us by each director and each person who has been nominated by the Board to serve as a director of the Company.

                                                                                   DIRECTOR
NAME OF NOMINEE                     AGE            PRINCIPAL OCCUPATION              SINCE
---------------                    -----    ------------------------------------  ----------

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2005:

Christopher P. Kirchen              59      Managing General Partner of BEV            1991
(1)(3)                                      Capital and General Partner of
                                            Consumer Venture Partners

Jean-Michel Valette (3)             41      Independent Adviser                        1994

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 2003:

Patrick A. Hopf (1)                 53      Executive Vice President of St. Paul       1991
                                            Venture Capital, Inc.

Ervin R. Shames (1)(3)              61      Independent Management Consultant          1996

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 2004:

Thomas J. Albani (2)                59      Former President and Chief Executive       1994
                                            Officer of Electrolux Corporation

David T. Kollat (2)                 63      President and Chairman of 22 Inc.          1994

William R. McLaughlin               45      President and Chief Executive Officer      2000
                                            of Select Comfort Corporation
------------------

(1) Member of the Executive Committee
(2) Member of the Compensation Committee
(3) Member of the Audit Committee

OTHER INFORMATION ABOUT DIRECTORS

CHRISTOPHER P. KIRCHEN has served as a director of Select Comfort since December 1991. Mr. Kirchen is currently Managing General Partner of BEV Capital, a venture capital partnership that he co-founded in March 1997. Mr. Kirchen is also a General Partner of Consumer Venture Partners, an investor in the Company, a position he has held since 1986. Mr. Kirchen also serves as a director of a number of privately held companies.

JEAN-MICHEL VALETTE has served as a director of Select Comfort since 1994. Mr. Valette is an independent adviser to branded consumer companies. From August 1998 to May 2000, Mr. Valette served as President and Chief Executive Officer of Franciscan Estates, Inc., the Fine Wine Division of Constellation Brands, Inc. Mr. Valette was a Managing Director of Hambrecht & Quist LLC from October 1994 to August 1998 and served as a Senior Analyst at Hambrecht & Quist LLC from November 1992 to October 1994. Hambrecht & Quist LLC was one of the underwriters of the Company's initial public offering. Mr. Valette also serves as a director of Peet's Coffee and Tea, Inc. and of Golden State Vintners, Inc., as well as a number of privately held companies.

PATRICK A. HOPF was elected Chairman of the Board of Directors in April 1999 and has served as a director of Select Comfort since December 1991. Mr. Hopf also served as the Chairman of the Board of Directors of the Company from August 1993 to April 1996. Mr. Hopf is an Executive Vice President of St. Paul Venture Capital, Inc., a venture capital firm, a Managing Member of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC, and a Managing Director of SPVC Management VI, LLC, the Managing Member of St. Paul Venture Capital VI, LLC. From August 1988 until February 2002, Mr. Hopf was President of St. Paul Venture Capital, Inc. He was also Managing Director of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC, and Senior Managing Director of SPVC Management VI, LLC from the date of their formation until February 2002. From August 1988 to January 1999, Mr. Hopf served as Vice President of St. Paul Fire and Marine Insurance Company. St. Paul Venture Capital IV, LLC, St. Paul Venture Capital V, LLC, St. Paul Venture Capital VI, LLC and St. Paul Fire and Marine Insurance Company are investors in the Company. Mr. Hopf also serves as a director of a number of privately held companies.

ERVIN R. SHAMES has served as a director of Select Comfort since April 1996. From April 1996 to April 1999, Mr. Shames served as Chairman of the Board of Directors. Since January 1995, Mr. Shames has served as an independent management consultant to consumer goods and services companies, advising on management and marketing strategy. Since 1996 he has been a visiting lecturer at the University of Virginia's Darden Graduate School of Business. From December 1993 to January 1995, Mr. Shames served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993. Mr. Shames serves as a director and as chairman of the compensation committee of the board of directors of Online Resources Corporation.

THOMAS J. ALBANI has served as a director of Select Comfort since February 1994.

Mr. Albani served as President and Chief Executive Officer of Electrolux Corporation, a manufacturer of premium floor care machines, from July 1991 to May 1998. From September 1984 to April 1989, Mr. Albani was employed by Allegheny International Inc., a home appliance manufacturing company, in a number of positions, most recently as Executive Vice President and Chief Operating Officer. Mr. Albani also serves as a director of Dyersburg Corporation.

DAVID T. KOLLAT has served as a director of Select Comfort since February 1994. Mr. Kollat has served as President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987. From 1976 until 1987, Mr. Kollat served in various capacities for The Limited, a women's apparel retailer, including Executive Vice President of Marketing and President of Victoria's Secret Catalogue. Mr. Kollat also serves as a director of numerous companies, including The Limited, Inc., Wolverine World Wide, Inc., Big Lots, Inc., Cooker Restaurant Corporation and Cone Mills Corporation.

WILLIAM R. MCLAUGHLIN joined the Company in March 2000 as President and Chief Executive Officer. From December 1988 to March 2000, Mr. McLaughlin served as an executive of Pepsico Foods International in various capacities, including from September 1996 to March 2000 as President of Frito Lay Europe, Middle East and Africa, and from June 1993 to June 1996, as President of Grupo Gamesa, a cookie and flour company based in Mexico.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors met five times and took action by written consent on five occasions during fiscal 2001. All of the current directors attended 75% or more of the meetings of the Board and all such committees on which they served during fiscal 2001.

The Board has a standing Executive Committee, a standing Audit Committee and a standing Compensation Committee.

EXECUTIVE COMMITTEE. The Executive Committee consists of Messrs. Hopf, Kirchen and Shames and has the authority to take all actions that the Board as a whole is able to take, except as limited by applicable law. The Executive Committee did not meet during fiscal 2001.

AUDIT COMMITTEE. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of the Company, and reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee consists of Messrs. Kirchen, Shames and Valette. The Audit Committee met four times during fiscal 2001.

COMPENSATION COMMITTEE.  The Compensation Committee:

o reviews general programs of compensation and benefits for all employees of the Company;

o makes recommendations to the Board concerning such matters as compensation to be paid to the Company's officers and directors; and

o administers the Company's stock option and incentive plans, pursuant to which stock options and other incentive awards may be granted to eligible employees, officers, directors and consultants of the Company.

The Compensation Committee consists of Messrs. Albani and Kollat. The Compensation Committee met or took action by written consent on eleven occasions in fiscal 2001.

DIRECTOR COMPENSATION

MEETING FEES. All non-employee directors of the Company receive $3,500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended.

STOCK OPTIONS. Each newly elected non-employee director is eligible for an initial grant of options to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. These initial options become exercisable in equal monthly increments over a 24-month period, so long as the director remains a director of Select Comfort. After the vesting of this initial grant, each non-employee director is eligible for an annual grant, subject to action by the Board and coincident with the annual meeting of shareholders, of options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of the annual meeting of shareholders. These annual options become exercisable in equal monthly increments over a 36-month period, so long as the director remains a director of Select Comfort. All of the options granted to directors remain exercisable for a period of up to 10 years after the date of grant, subject to continuous service on the Board.

REIMBURSEMENT OF EXPENSES. All directors are reimbursed for travel expenses for attending meetings of the Board and any Board committees.

NO DIRECTOR COMPENSATION FOR EMPLOYEE DIRECTORS. Directors who are employees of the Company do not receive additional compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Albani and Kollat served as members of the Compensation Committee of the Board of Directors throughout fiscal 2001. Except for any transactions described below under "Certain Transactions," no other relationships existed during fiscal 2001 with respect to members of the Compensation Committee that would be required to be disclosed under the rules of the Securities Act of 1933.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

                               -----------------

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the CEO serving as executive officers at the end of 2001 (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE
                                                                     LONG-TERM
                                           ANNUAL COMPENSATION      COMPENSATION
                                       -------------------------    ------------
                                                                     SECURITIES     ALL OTHER
                                                                     UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     SALARY($)      BONUS($)     OPTIONS(#)      ($)(1)
---------------------------     ----     ---------      --------     ----------   ------------

William R. McLaughlin           2001    $ 500,000     $ 281,250(2)     375,000    $       --
PRESIDENT AND CHIEF EXECUTIVE   2000      390,372       161,028        600,000       123,428 (3)
OFFICER                         1999           --            --             --            --

Noel F. Schenker (4)            2001      250,000        84,375(2)     115,000            --
SENIOR VICE PRESIDENT,          2000       41,346        20,466        100,000           577
MARKETING AND NEW BUSINESS      1999           --            --             --            --
DEVELOPMENT

Mark A. Kimball (5)             2001      201,923        68,149(2)     115,000            --
SENIOR VICE PRESIDENT, HUMAN    2000      201,243        49,808         36,000            --
RESOURCES AND LEGAL, GENERAL    1999      117,788            --        125,000            --
COUNSEL AND SECRETARY

Gregory T. Kliner               2001      192,400        64,935(2)     112,500            --
SENIOR VICE PRESIDENT OF        2000      186,992        46,281         28,000         2,400
OPERATIONS                      1999      183,197            --         15,000         2,139

James C. Raabe                  2001      176,683        59,630(2)     115,000            --
SENIOR VICE PRESIDENT AND       2000      169,269        41,894         18,500         2,400
CHIEF FINANCIAL OFFICER         1999      141,520            --         37,500         2,139

-----------------------

(1) Except as noted, the amounts disclosed for each individual represent Select Comfort's contributions to the accounts of the named individuals in Select Comfort's 401(k) defined contribution plan.

(2)  Represents bonuses accrued in 2001, the payment occurred in February 2002.

(3) Includes $2,106 in contributions to the account of Mr. McLaughlin in Select Comfort's 401(k) defined contribution plan and $121,322 in payment for reimbursement of relocation expenses.

(4)  Ms. Schenker joined the Company on November 1, 2000.

(5)  Mr. Kimball joined the Company on May 3, 1999.

OPTION GRANTS AND EXERCISES

        The following tables summarize option grants and exercises during the fiscal year ended December 29, 2001 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at December 29, 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS (1)
                        ---------------------------------------
                                        PERCENT OF                          POTENTIAL REALIZABLE VALUE
                                          TOTAL                              AT ASSUMED ANNUAL RATES
                           NUMBER OF      OPTIONS                                 OF STOCK PRICE
                          SECURITIES    GRANTED TO    EXERCISE                     APPRECIATION
                          UNDERLYING     EMPLOYEES    OR BASE                  FOR OPTION TERM(2)
                            OPTIONS      IN FISCAL     PRICE    EXPIRATION  -------------------------
         NAME            GRANTED (#)       YEAR        ($/SH)      DATE         5%           10%
--------------------     -----------    ----------    -------   ----------  -----------  ------------


William R. McLaughlin      300,000 (3)    17.5%        $1.01     06/08/11   $ 188,112    $ 479,013
                            75,000 (4)     4.4%         1.00     04/17/11      29,453       91,324

Noel F. Schenker           100,000 (3)     5.8%         1.01     06/08/11      62,704      159,671
                            15,000 (4)     0.9%         1.00     04/17/11       5,891       18,265

Mark A. Kimball            100,000 (3)     5.8%         1.01     06/08/11      62,704      159,671
                            15,000 (4)     0.9%         1.00     04/17/11       5,891       18,265

Gregory T. Kliner          100,000 (3)     5.8%         1.01     06/08/11      62,704      159,671
                            12,500 (4)     0.7%         1.00     04/17/11       4,909       15,221

James C. Raabe             100,000 (3)     5.8%         1.01     06/08/11      62,704      159,671
                            15,000 (4)     0.9%         1.00     04/17/11       5,891       18,265
--------------------

(1) All of the options granted to the Named Executive Officers were granted under the Company's 1997 Stock Incentive Plan.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect the Company's estimates or projections of future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock, the executive's continued employment with the Company or its subsidiaries and the date on which the options are exercised. The amounts represented in this table might not necessarily be achieved.

(3) These options become exercisable in as nearly equal as possible monthly installments over a 36-month period, so long as the executive remains employed by the Company or one of its subsidiaries at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of the Company and remain exercisable for the remainder of their term.

(4) These options become exercisable in as nearly equal as possible yearly installments over a three-year period, so long as the executive remains employed by the Company or one of its subsidiaries at that date.


                                AGGREGATED OPTION EXERCISES IN
                       LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                        SHARES       VALUE     OPTIONS AT DECEMBER 29, 2001    AT DECEMBER 29, 2001 (2)
                      ACQUIRED ON   REALIZED   --------------------------     --------------------------
NAME                  EXERCISE (#)   ($)(1)    EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                  -----------   --------   -----------  -------------     ----------   -------------

William R. McLaughlin     ---         ---        225,000       750,000        $ 51,000     $ 332,250

Noel F. Schenker          ---         ---         43,750       171,250          17,000       100,450

Mark A. Kimball           ---         ---        132,695       143,305          17,000       100,450

Gregory T. Kliner         ---         ---        142,340       131,305          17,000        97,875

James C. Raabe            ---         ---         72,042       120,458          17,000       100,450
--------------------

(1) Value based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise price of the option.

(2) Value based on the difference between the fair market value of one share of common stock at December 29, 2001 ($2.03) and the exercise price of the options ranging from $1.00 to $17.00 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

EMPLOYMENT AGREEMENTS

WILLIAM R. MCLAUGHLIN. We have entered into a letter agreement with William R. McLaughlin pursuant to which he serves as President and CEO. Mr. McLaughlin receives a base salary and is entitled to participate in the Company's incentive compensation plans. Upon involuntary termination of Mr. McLaughlin's employment by the Board or constructive dismissal, Mr. McLaughlin is entitled to one year's salary as severance compensation and the unvested portion of his initial grant of 300,000 options would become fully vested. Upon an involuntary termination or constructive dismissal of Mr. McLaughlin's employment following a change in control of the of Company, Mr. McLaughlin would be entitled to two years' salary as severance compensation and his stock options would become fully vested.

KEITH C. SPURGEON. We have entered into a letter agreement with Keith C. Spurgeon pursuant to which he serves as Senior Vice President of Sales of the Company. Mr. Spurgeon's receives a base salary and is entitled to participate in the Company's incentive compensation plans. Upon the involuntary termination of Mr. Spurgeon's employment following a change in control, a termination without cause or a constructive dismissal, Mr. Spurgeon is entitled to one year's salary as severance and the unvested portion of his initial grant of 100,000 options would become fully vested.

NOEL F. SCHENKER. We have entered into a letter agreement with Noel F. Schenker pursuant to which she serves as Senior Vice President, Marketing and New Business Development of the Company. Ms. Schenker receives a base salary and is entitled to participate in the Company's incentive compensation plans. Upon the involuntary termination of Ms. Schenker's employment following a change in control, a termination without cause or a constructive dismissal, Ms. Schenker is entitled to one year's salary as severance and the unvested portion of her initial grant of 100,000 options would become fully vested.

GREGORY T. KLINER. We have entered into a letter agreement with Gregory T. Kliner pursuant to which he serves as Senior Vice President of Operations of the Company. Mr. Kliner receives a base salary and is entitled to participate in the Company's incentive compensation plans.

JAMES C. RAABE. We have entered into a letter agreement with James C. Raabe pursuant to which he serves as Senior Vice President and Chief Financial Officer of the Company. Mr. Raabe receives a base salary and is entitled to participate in the Company's compensation plans.

MARK A. KIMBALL. We have entered into a letter agreement with Mark A. Kimball pursuant to which he serves as Senior Vice President, Human Resources and Legal, General Counsel and Secretary of the Company. Mr. Kimball receives a base salary and is entitled to participate in the Company's incentive compensation plans. Upon termination of Mr. Kimball's employment without cause, Mr. Kimball is entitled to one year's salary as severance compensation.

MICHAEL J. THYKEN. We have entered into a letter agreement with Michael J. Thyken pursuant to which he serves as Senior Vice President and Chief Information Officer of the Company. Mr. Thyken receives a base salary and is entitled to participate in the Company's incentive compensation plans.

TRACEY T. BREAZEALE. We have entered into a letter agreement with Tracey T. Breazeale pursuant to which she serves as a Senior Vice President of the Company. Ms. Breazeale receives a base salary and is entitled to participate in the Company's incentive compensation plans. In February 2001, Ms. Breazeale's work schedule was reduced to 25% of full time, with a proportionate reduction in salary.

CHANGE IN CONTROL ARRANGEMENTS

Under the Company's 1990 Omnibus Stock Option Plan (the "1990 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan"), if a "change in control" of the Company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of the Company or any subsidiary.

In addition, under the 1997 Plan, if a "change in control" of the Company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

o all outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of the Company or any subsidiary;

o all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

o all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such performance units or stock bonuses.

There are presently no outstanding stock appreciation rights, restricted stock awards, performance units or stock bonuses.

In addition, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding. The acceleration of the exercisability of options under the 1990 and 1997 Plans may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."

Under the 1990 and 1997 Plans, a "change in control" will include any of the following:

o the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to a corporation not controlled by the Company;

o the approval by our shareholders of a plan or proposal for the liquidation or dissolution of the Company;

o any change of control that is required by the Securities and Exchange Commission to be reported;

o any person who was not a shareholder of the Company on the effective date of the Plan becomes the beneficial owner of 50% or more of the voting power of the Company's outstanding common stock; or

o the "continuity" directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors.

Notwithstanding anything in the foregoing to the contrary, solely for purposes of options granted under such plans prior to July 27, 1999, no change in control will be deemed to have occurred for purposes of the 1990 and 1997 Plans by virtue of any transaction which was approved by the affirmative vote of at least a majority of the "continuity" directors, as defined above. For options granted on or after July 27, 1999, each of the transactions constituting a change in control as defined above will constitute a change in control for purposes of the plans regardless of whether the transaction was approved by the continuity directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                                   --------------

The Compensation Committee is comprised solely of non-employee directors and consisted of Thomas J. Albani and David T. Kollat throughout 2001. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation and benefits of the Company's directors, executive officers and key employees, and acts on such other matters relating to their compensation as it deems appropriate. The Compensation Committee administers our stock option plans, pursuant to which incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses may be granted to eligible employees, officers, directors and consultants. The Compensation Committee also administers our executive and key employee incentive plan, pursuant to which eligible employees may be granted incentive compensation for achievement of Company and individual performance targets.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The philosophy underlying the decisions and recommendations of the Compensation Committee is to encourage, recognize and reward results and achievements, at both Company and individual levels, that are aligned with the interests of our shareholders. Consistent with this philosophy, the objectives for the Company's executive compensation programs are to:

o   Motivate   executives  to  achieve  desired  Company  performance  goals  by rewarding such achievements.

o Provide compensation that is competitive with comparable companies to enable the Company to attract and retain key executive talent.

o Align the interests of the Company's executives with the interests of the Company's shareholders.

In determining its recommendations as to the compensation of the Company's executives, the Compensation Committee considers factors, such as Company performance, both in isolation and in comparison to companies of comparable size, development and complexity; the individual performance of executive officers; historical compensation levels at the Company; the overall competitive environment for executives and the level of compensation necessary to attract and retain the talent necessary to achieve the Company's objectives. The Compensation Committee places primary emphasis on Company performance (rather than individual performance) as measured against goals approved by the Compensation Committee. In analyzing these factors, the Compensation Committee from time to time reviews competitive compensation data gathered in comparative surveys or collected by independent consultants.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The three principal components of Select Comfort's executive compensation programs are base salary, annual incentive bonuses, and long-term incentive opportunities under our stock option plans. Each of these components is discussed in greater detail below.

BASE SALARY. The Compensation Committee's recommendations regarding the base salary of the executive officers of the Company, including the compensation of the President and Chief Executive Officer, are based on a number of factors, including each executive officer's experience and qualifications, the potential impact of the individual on the Company's performance, the level of skill and responsibility required to fulfill the individual's responsibilities and the other factors described above. Base salaries are reviewed annually, and the Compensation Committee seeks to set executive officer base salaries at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries for the executive officers were increased at the beginning of 2000 in order to retain key members of the management team to pursue the Company's turnaround plans. For 2001, base salaries for the executive officers were maintained at the same levels as in 2000. For 2002, base salaries of most of the executive officers were again maintained at 2000 levels, consistent with the Compensation Committee's philosophy and goal of increasing the percentage of executive officers' compensation that is based on annual company performance and long-term stock performance. Two members of the executive management team received modest increases in base salary for 2002 to bring such salaries more in line with internal and external comparable positions.

ANNUAL INCENTIVE BONUS. The Company's annual incentive bonus program is designed to provide a direct financial incentive to the Company's executive officers, including the President and Chief Executive Officer, as well as other key employees, for achievement of specific Company performance goals. Consistent with the requirements of the Company's Executive and Key Employee Incentive Plan, at the beginning of each fiscal year, the Compensation Committee determines:

o The employees by grade level that are eligible to participate in the plan for the year;

o The quarterly and/or annual performance goal or goals (from among sales growth and volume, net operating profit, cash flow, earnings per share, return on capital, and/or return on assets) for the year; and

o For each eligible employee, (A) the target bonus level as a percentage of base compensation, (B) the portion of the target bonus level that is based on achievement of objective company performance goals, and (C) the portion of the target bonus level, if any, that is based on achievement of objective individual performance goals.

In fiscal 2001, the Compensation Committee established incentive compensation for executive officers based exclusively on Company-wide operating profit and cash flow targets.

LONG-TERM INCENTIVE COMPENSATION. The Compensation Committee makes long-term incentive compensation available to the Company's executive officers, as well as to many other employees of the Company, through the grant of stock options. The purpose of stock option grants is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability to perform services for the Company, including persons performing services for the Company as executive officers. By granting stock options to executive officers and other employees, the Compensation Committee seeks to align the long-term interests of these individuals with those of the Company's shareholders by creating a strong and direct nexus between compensation and shareholder return and to enable executive officers and key managers to develop and maintain a significant ownership position in the Company. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including (for grants to executive officers) the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation, and comparative compensation data regarding option grants by companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.

All options have an exercise price equal to 100% of the fair market value of the common stock on the date of grant. Options typically become exercisable in 36 equal monthly increments over a 36-month period from the date of grant. Options typically remain exercisable for a period of 10 years from the date of grant, provided the individual continues to be employed by the Company during such period. Alternatively, some option grants have been "performance-based" and become fully exercisable upon the trading price of the Company's common stock reaching or exceeding certain levels for at least 30 days or upon the end of a five-year period from the date of grant.

In 2001, the Compensation Committee approved the grant of options to all executive officers and key managers of the Company. The primary purposes of the 2001 stock option grants was to provide an incentive to newly hired executive officers and managers, to retain previously employed executive officers and managers, and to align the interests of all such executive officers and key managers with the interests of the shareholders of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

William R. McLaughlin was hired as President and CEO in March 2000. The principal terms of Mr. McLaughlin's compensation package include: (A) an annual base salary of $500,000; (B) a cash bonus at a target level of 75% of base salary (which bonus may range from 0% to 250% of such target amount, depending on Company performance); and (C) long-term incentive stock options. When hired in March 2000, Mr. McLaughlin received options to purchase an aggregate of 600,000 shares of common stock, including (i) 300,000 shares vesting in equal monthly increments over 36 months, (ii) 50,000 shares vesting at such time that the trading price of Select Comfort common stock exceeds $12.00 per share for 30 consecutive trading days, (iii) 100,000 shares vesting at such time that the trading price of Select

Comfort common stock exceeds $24.00 per share for 30 consecutive trading days, and (iv) 150,000 shares vesting at such time that the trading price of Select Comfort common stock exceeds $36.00 per share for 30 consecutive trading days. Mr. McLaughlin is also eligible for additional annual stock option grants. In 2001, the Compensation Committee granted to Mr. McLaughlin additional stock options to purchase up to 375,000 shares of common stock, vesting over three years from the date of grant.

In addition to the foregoing, Mr. McLaughlin (i) is entitled to participate in standard employee benefit plans offered by the Company, (ii) was entitled to and received reimbursement of relocation and temporary living expenses aggregating $121,322 in 2000, (iii) is entitled to severance compensation in certain circumstances, and (iv) is eligible for additional stock options as may be granted from time to time by the Compensation Committee. See "Executive Compensation and Other Benefits - Employment and Consulting Agreements."

The terms of Mr. McLaughlin's compensation were determined in part on the basis of a survey completed by an independent consultant of compensation and benefits payable to CEOs for companies of comparable size and complexity to Select Comfort.

SECTION 162(M)

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation to $1,000,000. In 2001, the Company did not pay "compensation" within the meaning of Section 162(m) to any such executive officers in excess of $1,000,000.

The $1,000,000 limit on deductibility does not apply to compensation that meets certain requirements for qualified performance-based compensation as further described in the Internal Revenue Code. The Company's 1997 Stock Incentive Plan and Executive and Key Employee Incentive Plan are designed to permit stock options or cash incentive awards granted under the respective plans to qualify as deductible performance-based compensation under the Internal Revenue Code. In reviewing and adopting other executive compensation programs, the Compensation Committee plans to continue to consider the impact of Section 162(m) limitations in light of the materiality of the deductibility of potential benefits and the impact of such limitations on other compensation objectives. Because the Compensation Committee seeks to maintain flexibility in accomplishing the Company's compensation goals, however, it has not adopted a policy that all compensation must be fully deductible.

      COMPENSATION COMMITTEE

      Thomas J. Albani
      David T. Kollat

                             AUDIT COMMITTEE REPORT

                                   ------------

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter approved by the Board of Directors.

Management is responsible for the Company's internal controls and financial reporting process. KPMG LLP, the Company's independent certified public accountants, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met on four occasions with management, the internal auditor and the independent accountants during 2001. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management, the internal auditor and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 29, 2001, filed with the Securities and Exchange Commission.

      AUDIT COMMITTEE

      Christopher P. Kirchen, Chairman
      Ervin R. Shames
      Jean-Michel Valette

                          COMPARATIVE STOCK PERFORMANCE

                                   -------------

The graph below compares, for the period from December 3, 1998 through December 29, 2001, the total cumulative shareholder return on Select Comfort common stock to the total cumulative return on The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index. The graph assumes a $100 investment in Select Comfort common stock, The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index on December 3, 1998 and the reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG SELECT COMFORT CORPORATION,
               THE STANDARD & POOR'S 400 RETAIL (SPECIALTY) INDEX
                    AND THE NASDAQ STOCK MARKET (U.S.) INDEX
                      DECEMBER 3, 1998 TO DECEMBER 29, 2001


                                                Cumulative Total Return
                                -----------------------------------------------
                                   12/3/98   1/2/99  1/1/00  12/30/00  12/29/01
                                ----------  -------  ------- --------  --------
SELECT COMFORT CORPORATION          100.00   155.51    23.90     8.46     11.94
NASDAQ STOCK MARKET (U.S.)          100.00   112.65   209.33   125.91    101.86
S & P MIDCAP 400 RETAIL SPECIALTY   100.00   126.37   103.23    91.31    115.98


                               [GRAPHIC OMITTED]

                              CERTAIN TRANSACTIONS

                                   ------------

DIRECTOR RELATIONSHIPS

Patrick A. Hopf, Chairman of the Board of Directors of Select Comfort, is an Executive Vice President of St. Paul Venture Capital, Inc. Mr. Hopf is a Managing Member of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC, and a Managing Director of SPVC Management VI, LLC, the Managing Member of St. Paul Venture Capital VI, LLC. St. Paul Venture Capital IV, LLC, St. Paul Venture Capital V, LLC, St. Paul Venture Capital VI, LLC, St. Paul Venture Capital Affiliates Fund I, LLC (each of which funds is managed by St. Paul Venture Capital, Inc.) and St. Paul Fire and Marine Insurance Co. (whose holdings are managed by St. Paul Venture Capital, Inc.) are significant shareholders of the Company.

Christopher P. Kirchen, a director of Select Comfort, is a general partner of Consumer Venture Associates II, L.P., which is the general partner of Consumer Venture Partners II, L.P., a significant shareholder of the Company.

REGISTRATION RIGHTS AGREEMENT

Certain holders of our common stock and warrants to purchase shares of our common stock, including certain directors and holders of more than 5% of our shares, have certain demand and incidental registration rights covering such shares pursuant to a certain Registration Rights Agreement dated June 6, 2001 among the Company and the other parties thereto.

EMPLOYMENT AGREEMENTS

For a discussion of the employment agreements entered into by the Company and certain Named Executive Officers, see "Executive Compensation and Other Benefits--Employment Agreements."

PRIVATE PLACEMENT OF SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS

In June 2001, the Company completed a private placement of its Senior Secured Convertible Notes (the "Notes") in the aggregate principal amount of $11 million, convertible into an aggregate of 11 million shares of common stock, together with warrants (the "Warrants") to purchase an aggregate of 4.4 million shares of common stock at an exercise price of $1.00 per share (the "Private Placement"). St. Paul Venture Capital VI, LLC purchased $4.1 million of the Notes. Standard Fusee Corporation, a company in which William R. McLaughlin has an ownership interest, purchased $1 million of the Notes. Three of our independent directors, including Thomas J. Albani, Ervin R. Shames and Jean-Michel Valette, each purchased $50,000 of the Notes.

The summary set forth below reflects the principal terms of the Private Placement and is qualified in its entirety by reference to the actual text of the definitive transaction documents related to the Private Placement. We will furnish to our shareholders without charge a copy of the definitive transaction documents upon receipt from any such person of a written request therefor. Such request should be sent to:

      Select Comfort Corporation
      6105 Trenton Lane North
      Minneapolis, Minnesota  55442
      Attn:  Shareholder Information

TERMS OF THE SENIOR SECURED CONVERTIBLE NOTES. The Notes bear interest at the rate of 8% per year, payable in cash on each anniversary of the issuance of the Notes. The Notes are due and payable in full after five years, and may only be prepaid with the consent of the holders of 67% of the principal amount of the outstanding Notes. The Notes are secured by a first priority lien on substantially all of the Company's and its subsidiaries' assets.

The principal amount of the Notes is convertible into shares of the common stock of the Company at any time at the option of the holders, initially at the rate of $1.00 per share of common stock. The principal amount of the Notes is subject to automatic conversion into shares of the Company's common stock, initially at the rate of $1.00 per share of common stock (i) any time after the first anniversary of the issuance of the Notes, provided that the market price of the common stock has equaled or exceeded $4.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) for a period of at least 10 out of 20 consecutive trading days after such first anniversary date or
(ii) in the event that the holders of at least 67% of the outstanding principal amount of the Notes consent to such conversion.

The conversion price of the Notes is subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

The conversion price of the Notes is also subject to adjustment downward to the price per share at which the Company issues any shares, or rights to acquire shares, of its common stock at a price per share that is less than the then-current conversion price (the "Price Anti-Dilution Provisions"). However, the grant and exercise of options to and by employees, directors and consultants of the Company, and the exercise or conversion of warrants or convertible securities existing as of the date of issuance of the Notes, would not trigger the Price Anti-Dilution Provisions.

TERMS OF THE WARRANTS. Investors in the Private Placement received Warrants to purchase a number of shares of the Company's common stock equal to 40% of the dollar amount invested in the Private Placement divided by $1.00. The Warrants represent rights to purchase shares of the Company's common stock initially at an exercise price of $1.00 per share. The exercise price of the Warrants is subject to adjustment such that the exercise price will always equal the then-current conversion price of the Notes. In the event of the downward adjustment of the exercise price of the Warrants pursuant to the terms set forth above, the number of shares purchasable upon exercise of the Warrants would be increased to an amount equal to (i) the original exercise price of the Warrants multiplied by the original number of Warrants, divided by (ii) the new exercise price of the Warrants. The Warrants are fully exercisable upon issuance and will expire after five years. The exercise price is payable in cash or, at the option of the holder, the Warrants or any part thereof may be exchanged for shares of common stock equal to the economic value of the portion of the Warrants being exercised.

NOTE PURCHASE AGREEMENT. The Notes and the Warrants were issued pursuant to a Note Purchase Agreement containing customary representations, warranties, covenants and conditions. Without limiting the foregoing, the Note Purchase Agreement provides that, subject to certain exceptions, as long as the Notes remain outstanding, consent of the holders of 67% of the securities issued or issuable in the Private Placement, including shares issuable upon conversion of the Notes or upon exercise of the Warrants, would be required for:

o Any amendment to the articles or bylaws of the Company that would have an adverse impact on the Notes;

o    Any redemption of any shares of capital stock of the Company;

o    Any payment of a dividend on any shares of capital stock of the Company;

o Any merger, other corporate reorganization or sale of control of the Company, or any transaction in which all or any substantial part of the assets of the Company are sold or licensed on an exclusive basis;

o    Any liquidation, dissolution or winding up of the Company;

o The incurrence by the Company of debt (other than up to $5 million of senior debt financing);

o The granting by the Company of liens on its assets (except for certain permitted liens); and

o    The making by the Company of any loans, investments or guaranties.

The Note Purchase Agreement contains customary events of default, upon which (i) the interest rate on the Notes would be increased by 3% per year and (ii) the holders of the Notes would have the right to accelerate payment of the Notes. Events of default include, without limitation, payment defaults, covenant defaults, material misrepresentations, cross-defaults, bankruptcy and insolvency, and change in control of the Company.

RIGHTS OF FIRST REFUSAL. Except in the event of a public offering of Common Stock, or the grant or exercise of options to or by employees, directors or consultants of the Company, or the exercise or conversion of warrants or convertible securities existing as of the date of issuance of the Notes and certain other exceptions, the holders of the Notes, for a period of five years, have a 15-day right of first refusal on the sale of any additional shares of capital stock or rights to purchase capital stock of the Company to maintain their pro rata ownership.

REGISTRATION RIGHTS. The holders of the Notes and Warrants are entitled to certain demand and incidental registration rights. These registration rights give the holders certain customary rights to have the shares of common stock issuable upon conversion of the Notes or exercise of the Warrants registered by the Company for resale under applicable federal and state securities laws.

GE FINANCING AND RESTRUCTURING OF GE WARRANTS

In March 1997, we entered into a Purchase Agreement with General Electric Capital Corporation ("GECC"), pursuant to which we issued to GECC a senior subordinated promissory note in the principal amount of $15.0 million. We repaid this note in full in December 1998 with a portion of the net proceeds of our initial public offering. In addition to this note, we issued to GECC a warrant to purchase 1,100,000 shares of common stock exercisable through March 31, 2005 at an exercise price of $10.50 and a warrant providing contingent rights to purchase up to 1,000,000 shares of common stock at an exercise price of $.01 after May 1, 1999, subject to adjustment and cancellation upon the occurrence of certain events.

Effective in March 1998, the Company and GECC restructured these warrants by combining them into one warrant to purchase 1,309,583 shares of common stock at an exercise price of $8.82. In November 1998, in connection with the reduction of the conversion price of our Series E preferred stock, we issued an additional warrant to GECC to purchase 5,513 shares of common stock at an exercise price of $8.82 per share. In December 1998, in connection with our initial public offering, GECC exercised a portion of this warrant and as of January 1, 1999, held a combined warrant to purchase an aggregate of 1,076,098 shares of common stock at an exercise price of $8.82 per share.

By operation of certain anti-dilution provisions in GECC's warrant, as of April 28, 2001, GECC's warrant represented rights to acquire 1,107,914 shares at an exercise price of $8.57 per share. In connection with the Private Placement completed in June 2001, GECC agreed to cancel this warrant and accept in exchange for the cancelled warrant a new warrant to purchase 135,000 shares at an exercise price of $1.00 per share. GECC utilized the "net exercise" feature of this warrant to receive 91,633 shares in full settlement of Select Comfort's obligations under this warrant in February 2002.

                                  OTHER MATTERS

                                    ----------

INDEPENDENT AUDITORS

The Board of Directors appointed KPMG LLP, independent certified public accountants, as our auditors for the year ended December 29, 2001. KPMG has acted as our independent auditors since 1993. The Board of Directors has not yet approved the engagement of independent certified public accountants to audit our financial statements for the fiscal year ending December 28, 2002. The Board of Directors will address this matter after the management team of Select Comfort makes a recommendation to the Audit Committee.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT AND OTHER FEES

The following table sets forth the amounts KPMG LLP billed us for audit fees and all other fees during the fiscal year ended December 29, 2001.

                               AGGREGATE
TYPE OF FEE                    FEES BILLED
Annual audit and quarterly
reviews for fiscal 2001 . .    $116,550

Financial information
systems design and
implementation fees . . . .    $    -0-

All other fees
  Accounting research and
  SEC filings . . . . . . .    $ 34,000

  Management advisory
  services  . . . . . . . .    $    -0-

     Total all other fees      $ 34,000


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.

Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based upon a review of the copies of such reports furnished to us during the fiscal year ended December 29, 2001 and written representations by such persons, all transactions were reported on a timely basis in 2001.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any shareholder proposal to be included in the proxy materials for the 2002 Annual Meeting of Shareholders must be received by the Company on or before December 17, 2002.

Our Bylaws require advance written notice to the Company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business, which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of the Company not less than 120 days prior to the first anniversary of the date that the Company first released or mailed its proxy statement to shareholders in connection with the preceding year's annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder's notice must set forth:

o    a description of the proposed business and the reasons for it,

o    the name and address of the shareholder making the proposal,

o the class and number of shares of common stock owned by the shareholder, and

o a description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of the Company within the time limits described above. The shareholder's notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

OTHER BUSINESS

Management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this proxy statement.

However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

COPIES OF 2001 ANNUAL REPORT

We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 29, 2001 upon receipt from any such person of a written request for such an Annual Report.

Such request should be sent to:

    Select Comfort Corporation
    6105 Trenton Lane North
    Minneapolis, Minnesota  55442
    Attn: Shareholder Information

HOUSEHOLDING INFORMATION

Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that you and other holders of the Company's common stock in your household may not receive separate copies of our Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number:

    Select Comfort Corporation
    6105 Trenton Lane North
    Minneapolis, Minnesota  55442
    Attn: Shareholder Information


-------------------------------------------------------------------------

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

                                  By Order Of the Board of Directors

                                  /s/Mark A. Kimball

                                  SENIOR VICE PRESIDENT,
                                  GENERAL COUNSEL AND SECRETARY

April 15, 2002
Minneapolis, Minnesota

         [LOGO]                                       SELECT COMFORT CORPORATION

                                                  ANNUAL MEETING OF SHAREHOLDERS

                                                         WEDNESDAY, MAY 15, 2002
                                                            3:00 P.M. LOCAL TIME

                                                            RADISSON PLAZA HOTEL
                                                         35 SOUTH SEVENTH STREET
                                                    MINNEAPOLIS, MINNESOTA 55402







[LOGO]    SELECT COMFORT CORPORATION
          6105 TRENTON LANE NORTH
          MINNEAPOLIS, MINNESOTA 55442                                     PROXY
--------------------------------------------------------------------------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                    SELECT COMFORT CORPORATION FOR USE AT THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2002.

The undersigned hereby appoints William R. McLaughlin and Mark A. Kimball (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Select Comfort Corporation to be held on May 15, 2002 and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and in the Proxies discretion as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. When properly signed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Item 1.

                        SEE REVERSE FOR VOTING INSTRUCTIONS

                               Please detach here

              The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:  01 Christopher P. Kirchen     02 Jean-Michel Valette   [  ]   Vote FOR      [  ]  Vote WITHHELD
                                                                                        all nominees         from all nominees
                                                                                     (except as marked)


(Instructions: To withhold authority to vote for any indicated nominee,
write the number(s) of the nominee(s) in the box provided to the right.)          --------------------------------------------





WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL
BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below:   [  ]                                          Date
                                                                                ----------------------------------------------

                                                                                ----------------------------------------------


                                                                                ----------------------------------------------
                                                                                Signature(s) in Box
                                                                                Please  sign  exactly  as  your  name(s)
                                                                                appear  on  Proxy.   If  held  in  joint
                                                                                tenancy,    all   persons   must   sign.
                                                                                Trustees,  administrators,  etc., should
                                                                                include     title     and     authority.
                                                                                Corporations  should  provide  full name
                                                                                of  corporation  and title of authorized
                                                                                officer signing the proxy.